UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

East Shore Distributors, Inc.
(Exact name of registrant as specified in its charter)

Nevada	27-2838091
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1020 Fourth Avenue Wall Township, NJ 07719
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this Form relates: 333-176918

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, (the “Common Stock”) of East Shore Distributors, Inc., a Nevada corporation (the “Company”), is qualified in its entirety by reference to the full text of the Articles of Incorporation, as amended, and the Bylaws of the Company, which are set forth as Exhibits 3.1, 3.2 and 3.3, respectively, to this Registration Statement on Form 8-A and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under “Description of Securities” in the Company’s Registration Statement on Form S-1/A, filed with the U.S. Securities and Exchange Commission on December 22, 2011, and is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated herein by reference to the Registration Statement on Form S-1/A filed with the U.S. Securities and Exchange Commission on December 22, 2011)

3.2
Certificate of Amendment to the Company’s Articles of Incorporation (incorporated herein by reference to the Registration Statement on Form S-1/A filed with the U.S. Securities and Exchange Commission on December 22, 2011)

3.3	Bylaws (incorporated herein by reference to the Registration Statement on Form S-1/A filed with the U.S. Securities and Exchange Commission on December 22, 2011)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAST SHORE DISTRIBUTORS, INC.

Date: December 5, 2012	By:	/s/ Alex Fridman
Name: Alex Fridman
Title: Chief Executive Officer